UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2007

MIVA, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-30428	88-0348835
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5220 Summerlin Commons Boulevard Fort Myers, Florida	33907
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (239) 561-7229

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d- 2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e- 4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On August 15, 2007, MIVA, Inc. (the “Company”) announced that Lowell W. Robinson, the Company’s Chief Financial Officer and Chief Administrative Officer, was promoted to Chief Financial Officer and Chief Operating Officer, effective immediately. In connection with Mr. Robinson’s promotion, the Compensation Committee of the Board of Directors of the Company increased Mr. Robinson’s annual base salary to $385,000 effective immediately. As a result of the increase in Mr. Robinson’s annual base salary, Mr. Robinson’s guaranteed minimum and potential maximum bonus payout amounts under the Company’s 2007 Bonus Program increased to $217,997 and $435,995 respectively. Any such bonus payout in excess of the guaranteed minimum amount is subject to the terms of the Company’s 2007 Bonus Program, the material terms of which were previously filed with the Securities and Exchange Commission as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated March 27, 2007.

Item 7.01. Regulation FD Disclosure.

A copy of the press release announcing Mr. Robinson’s promotion is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release dated August 15, 2007 entitled “MIVA, Inc. Promotes Lowell W. Robinson to CFO and COO”.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIVA, Inc.

Date: August 21, 2007

By: /s/ Peter A. Corrao
Peter A. Corrao
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated August 15, 2007 entitled “MIVA, Inc. Promotes Lowell W. Robinson to CFO and COO”.